EXHIBIT 3.1

                   ARTICLES OF INCORPORATION
                               OF
                RUBY RESOURCES OF MONTANA, INC.
                     A MONTANA CORPORATION

     These Articles of Incorporation are executed by the Undersigned for the purpose of forming a Corporation Under the Montana Business Corporation Act.

                           ARTICLE I

     The name of this Corporation shall be:

               "RUBY RESOURCES OF MONTANA, INC."

                           ARTICLE II

     The period of existence of the Corporation shall be Perpetual.

                          ARTICLE III

     The purposes for which this Corporation is formed are:

     To engage in the exploration, prospecting, drilling, mining and development of minerals of every kind and nature and to engage in the business of mining, to do each and every thing necessary and suitable to accomplish the full purposes enumerated herein and in conformity with the laws of the State of Montana.

                          ARTICLE IV.

     The address of the initial registered office is 27 West
Broadway Street, Butte, Montana, 59701 and the name of the Registered Agent is Frank Benich, 27 West Broadway Street, Butte,
Montana 59701.

                           ARTICLE V

     The number of directors constituting the original board of directors shall be three, and the names and addresses of the persons who are to serve on the initial board of directors are:

          Frank Benich
          814 Waukesha
          Butte, Montana 59701

          Rudy Endresse
          317 N. Excelsior
          Butte, Montana 59701

          Stanley Serock
          P. 0. Box 987
          Solana Beach, California 92075

A change in the number of Directors of this corporation shall be made by the Bylaws of this Corporation or any amendment thereto.

                           ARTICLE VI

     The name and address of the incorporator of this Corporation is:

          Will J. Johnson
          P. 0. Box 987
          Solana Beach, California 92075

                          ARTICLE VII

     The authorized capital stock of this Corporation shall be 50,000 shares, without par.

     IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of August, 1980.


                                   /s/ Will J. Johnson
                                   WILL J. JOHNSON


STATE OF MONTANA         )
                         ) ss.
County of Silver Bow     )


     On this 7th day of August, 1980, before me, the undersigned, a Notary Public for the State of Montana, personally appeared WILL
J. JOHNSON, to me personally known to be the person described in and whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate above written.

                              /s/ illegible
                              Notary Public for the state of
                              Montana Residing at Butte, Montana
                              My Commission expires 12/9/81.